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                                                                   EXHIBIT 10.3

                             FIRST AMENDMENT TO THE
                           2000 EQUITY INCENTIVE PLAN
                                       OF
                        VNUS MEDICAL TECHNOLOGIES, INC.


This First Amendment to The 2000 Equity Incentive Plan of VNUS Medical Technologies, Inc. (the "Plan"), is adopted by VNUS Medical Technologies, Inc., a Delaware corporation (the "Company") effective as of December 30, 2003.

                                    RECITALS

         A. The Plan was adopted by the Board of Directors of the Company on May 1, 2000 and was approved by the stockholders of the Company on October 3, 2000

         B. Upon adoption, the Plan initially authorized the issuance of a maximum aggregate number of shares of common stock of the Company ("Common Stock") upon the exercise of stock options equal to 630,000 (on a post-split basis).

         C. The Plan further provides for an additional 147,000 share increase in the maximum aggregate number of shares of Common Stock that may be issued upon the exercise of stock options under the Plan on an annual basis.

         D. On December 6, 2001, the Board approved an additional 200,000 share increase in the maximum aggregate number of shares of Common Stock that may be issued upon the exercise of stock options under the Plan, subsequently approved by the stockholders via written consent on February 4, 2003.

         E. On December 12, 2002, the Board approved an additional 450,000 share increase in the maximum aggregate number of shares of Common Stock that may be issued upon the exercise of stock options under the Plan, subsequently approved by the stockholders via written consent on February 4, 2003.

         F. On December 17, 2003, the Board approved an additional 500,000 share increase in the maximum aggregate number of shares of Common Stock that may be issued upon the exercise of stock options under the Plan.

         G. Pursuant to the approval of the Board of Directors and the stockholders of the Company, the following amendment to the Plan is adopted:

                                    AMENDMENT


         1. Section 3 of the Plan is hereby amended to read in its entirety as follows:


            "Section 3. Stock Subject to the Plan.

            Subject to the provisions of Section 15 of the Plan, the shares of stock subject to Options or Stock Purchase Rights shall be Common Stock, initially shares of the Company's Common Stock, par value $.001 per share. Subject to the provisions of Section 15 of the Plan, as of January 9, 2003, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is 2,221,000 Shares; provided, however, that, during the term of the Plan, on May 1 of each year, such maximum aggregate number of Shares shall be increased by 147,000 Shares. Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or Stock Purchase Right under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422."

          2. Except as expressly set forth herein, the terms and conditions of the Plan remain in full force and effect without modification or amendment.

          The undersigned, Brian E. Farley, President and Chief Executive Officer of the Company, hereby certifies that the Stockholders of the Company approved the foregoing First Amendment to the Plan effective as of December 30, 2003.



                                       VNUS MEDICAL TECHNOLOGIES, INC.,
                                       a Delaware corporation


                                       By: /s/ Brian E. Farley
                                           -----------------------------
                                           Brian E. Farley, President and Chief
                                           Executive Officer